UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2016

Spindle, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55151	20-8241820
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8700 E. Vista Bonita Dr., Suite 260

Scottsdale, AZ 85255

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 800-560-9198

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

On April 18, 2016, Tony VanBrackle informed the board of directors (the “Board”) of Spindle, Inc. (the “Company”) that effective immediately he would resign from his position as an Independent Director to enable him to better fulfill his duties as an adviser to the Company under the consulting agreement in effect.  Additionally, on April 20, 2016, the Board voted to appoint Mr. VanBrackle to the Board Of Advisers. Mr. VanBrackle has served as an Independent Director since November 17, 2014 and as a consultant to the Company since November 1, 2015. Over that past quarter Mr. VanBrackle has had increasing involvement in the Company both in time and direction as he operates as a consultant to grow the direct sales teams for feet-on-the-street and call center sales.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits

The exhibit listed in the following Exhibit Index is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Letter dated April 18, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPINDLE, INC.
(Registrant)

Date: April 18, 2016	By:	/s/ William E. Clark
Name: William E. Clark
Title: Chief Executive Officer

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